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                                                               Exhibit 10.33(a)

                                 FIRST AMENDMENT
                                       TO
                             OFFICE LEASE AGREEMENT
                                      WITH
                            CHAUTAUQUA AIRLINES, INC.

     THIS FIRST AMENDMENT, made and entered into this 17th day of July, 1998, by and between the Indianapolis Airport Authority, (hereinafter called "AUTHORITY"), and Chautauqua Airlines, Inc., a New York corporation, authorized to do business in the State of Indiana, (hereinafter called "LESSEE").

                                   WITNESSETH:

     WHEREAS, AUTHORITY and LESSEE have previously entered into a Lease Agreement dated June 17, 1994, for certain administrative office space located on the third floor of the Administration Building at Indianapolis International Airport; and,

     WHEREAS, the term of said Lease Agreement, expires on June 30, 2000; and

     WHEREAS, AUTHORITY and LESSEE have also previously entered into a Letter of Agreement dated February 8, 1995 for office space located on the third floor of the Administration Building commonly known as rooms H305, H305A, H305B, and H305C; and

     WHEREAS, said Letter of Agreement shall terminate upon the execution of this First Amendment; and

     WHEREAS, LESSEE desires to rent additional office space on the third floor of the Administration Building commonly known as rooms H306 and H306A, and other space on the fourth floor commonly known as rooms H401, H415, H415E, H415F, H415G, H416, H416B, H416C, H416D, H417; and

     WHEREAS, Authority finds it necessary to revise the additional insureds;

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     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree that the Letter of Agreement dated February 8, 1995 is terminated and that Section 1. LEASED PREMISES, Section 2., TERM, Section 3., RENTAL, Paragraph A, LEASED PREMISES, and Section 8., INDEMNITY of the basic Lease Agreement are hereby deleted and the following is substituted:

     1.   LEASED PREMISES

          The term "Leased Premises" as used in this Amendment shall consist of 9,749.1 square feet of space located on the third floor of the Administration Building and 2,763.65 square feet of space located on the fourth floor of the Administration Building at Indianapolis International Airport and more particularly shown on Exhibit "A" dated July 15, 1998, attached hereto.

     2.   TERM

          LESSEE shall have a different lease term for each floor it shall occupy. The term for the Third Floor Leased Premises shall commence on August 1, 1998 and shall expire July 31, 2001. The term for the Fourth Floor Leased Premises shall commence on August 1, 1998 and shall expire on July 31, 2000.

     3.   RENTAL

          A.   LEASED PREMISES

               As rental for the use of said Leased Premises and appurtenances thereto, LESSEE agrees to pay per annum in accordance with the following rental schedule, payable in advance in twelve (12) equal payments on the first day of each calendar month effective August 1, 1998.

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          B.   RENTAL SCHEDULE

               THIRD FLOOR

               8/1/98 THROUGH 7/31/01 - 9,749.1 sq. ft. x $10.50 p.s.f. =
               $102,365.55 per year, payable at $8,530.46 per month.

               FOURTH FLOOR

               8/1/98 THROUGH 7/311/00 - 2,763.65 sq. ft. x $10.50 p.s.f. =
               $ 29,018.33 per year, payable at $2,418.19 per month.

                    LESSEE shall have the right to terminate the Lease Agreement on the fourth floor space with ninety (90) days written notice prior to end of original term.

                    Any partial month of rent shall be prorated. Said rent shall be payable at the office of the AUTHORITY or such other place as AUTHORITY may from time to time designate.

     8.   INDEMNITY

          LESSEE agrees to indemnify fully, and save and hold AUTHORITY harmless from and against all claims and actions and all expenses incidental to the investigation and defense thereof, based on or arising out of damages or injuries to third persons or their property, caused by the fault or negligence of LESSEE, provided, however, that LESSEE shall not be liable for any injury or damage or loss occasioned by the negligence of AUTHORITY, its agents or employees, and provided further that AUTHORITY shall give LESSEE prompt and reasonable notice of any such claims or actions, and LESSEE shall have the right to investigate, compromise and defend the same. LESSEE agrees to carry out and keep in force, with a company suitable to AUTHORITY, public liability insurance covering bodily injury and property damage and such other insurance as

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          may he necessary to protect AUTHORITY herein from such claims and actions aforesaid. Without limiting its liability as foresaid, LESSEE agrees to carry and keep in force such insurance with single limit of liability for bodily injury and property damage in a sum not less than $5,000,000.00 for any one accident and to furnish AUTHORITY with proper certificate that such insurance is in force designating the Indianapolis Airport Authority, BAA Indianapolis LLC, and BAA USA Holdings, Inc. as additional insureds.

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     THIS FIRST AMENDMENT shall be effective July 15, 1998 and all other terms of the basic Lease dated June 17, 1994, shall remain the same.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above mentioned.

                                          INDIANAPOLIS AIRPORT AUTHORITY

                                       By /s/ Michael W. Wells
                                          --------------------------------------
                                          Michael W. Wells, President

                                       By /s/ Gordan St. Angelo
                                          --------------------------------------
                                          Gordan St. Angelo, Vice President

                                       By /s/ Gene P. Haflich
                                          --------------------------------------
                                          Gene P. Haflich, Secretary

                                       By [SEAL OF ABSENT]
                                          --------------------------------------
                                          Max. L. Siegel, Member

                                       By /s/ Richard L. Cunningham
                                          --------------------------------------
                                          Richard L. Cunningham, Member

                                       By [SEAL OF ABSENT]
                                          --------------------------------------
                                          Michael B. Stayton, Member

                                       By /s/ David B. Mansfield
                                          --------------------------------------
                                          David B. Mansfield, Member

                                                    AUTHORITY

CHAUTAUQUA AIRLINES, INC.

By /s/ [ILLEGIBLE]
   -----------------------------
Title  Executive V.P. & COO
       -------------------------
             LESSEE

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